EXHIBIT 5.1


                    BUSH ROSS GARDNER WARREN & RUDY, P.A. [letterhead]
                              ATTORNEYS AT LAW
                          220 SOUTH FRANKLIN STREET
                          TAMPA, FLORIDA 33602

                              (813) 224-9255
                          FAX (813) 223-9620
                          ------------------

                          MAILING ADDRESS:
                          POST OFFICE BOX 3913
                          TAMPA, FL 33601


                           November 25, 2003


Technology Research Corporation
5250 140th Avenue North
Clearwater, FL 33760

     We have represented Technology Research Corporation, a Florida corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 300,000 shares of the Company's common stock, par value $.51 per share (the "Stock"), to be issued pursuant to options granted or to be granted under the Technology Research Corporation 2000 Long Term Incentive
Plan (the "Plan"), as amended, pursuant to the Company's 2003 annual meeting of its shareholders (the "Plan"). As counsel to the Company, we have examined the proceedings taken by the Company in connection with the registration of the Stock.

     Based upon our examination of such documents and other matters as we deem relevant, it is our opinion that (i) the Stock to be offered by the Company under the Plan pursuant to the Registration Statement have been duly authorized and, (ii) when issued and sold by the Company in accordance with the Registration Statement and the related Prospectus, will be legally issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.


                                      Very truly yours,

                                      Bush, Ross, Gardner
                                      Warren & Rudy, P.A.

                                      By:  /Randy K. Sterns/
                                           _____________________________
                                            Randy K. Sterns, Shareholder